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                                                                    Exhibit 4.10

SUBORDINATION AGREEMENT, dated as of October 15, 2002, by and among GOLFSMITH INTERNATIONAL, INC., GOLFSMITH INTERNATIONAL HOLDINGS, INC., GOLFSMITH GP HOLDINGS, INC., GOLFSMITH HOLDINGS, L.P., GOLFSMITH INTERNATIONAL, L.P. ("L.P."), GOLFSMITH GP, L.L.C., GOLFSMITH DELAWARE, L.L.C., GOLFSMITH CANADA, L.L.C., GOLFSMITH EUROPE, L.L.C., GOLFSMITH USA, L.L.C. ("USA"), GOLFSMITH NU, L.L.C. ("NU"), and GOLFSMITH LICENSING, L.L.C., and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, in its capacity as Agent for Lenders.

                                R E C I T A L S:

WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof by and among each Grantor as a Credit Party (with L.P., NU and USA as Borrowers), Agent and Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the "CREDIT AGREEMENT") the Lenders have agreed to make available to Borrowers, upon terms and conditions thereof, the Revolving Loans and Letters of Credit provided for in the Credit Agreement.

WHEREAS, Agent and Lenders have required, as one of the conditions to making available the Revolving Loans and Letters of Credit, that the payment of the Subordinated Debt (as hereinafter defined) be subordinated to the payment of the Senior Debt.

                               A G R E E M E N T:

NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agree as follows:

1.    Defined Terms.

      (a) "DEBTOR" shall mean any Credit Party that may, from time to time, owe any Subordinated Debt.

      (b) "SUBORDINATED DEBT" shall mean and include the principal of, interest on, and all other amounts owing in connection with any and all obligations and liabilities of any Debtor to any other Debtor, whether or not such Subordinated Debt is evidenced by a note, instrument or other document.

      (c) "SUBORDINATED DEBT HOLDER" a Debtor to whom any other Debtor owes any amount, of every kind and description, direct or indirect, absolute or contingent, now existing or hereafter arising.

      (d)   "SENIOR DEBT" shall mean the Obligations.

All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

2. Subordination. The Subordinated Debt is and shall be subordinated in right of payment to the Senior Debt as provided in this Section 2. Each Debtor and each Subordinated Debt Holder agrees and covenants, expressly for the benefit of the present and future holders of the Senior Debt, that the payment
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of the principal and interest of the Subordinated Debt, and all other obligations of any Debtor to pay money to any Subordinated Debt Holder in connection with the Subordinated Debt, are expressly subordinated in right of payment to the prior payment in full of all outstanding Senior Debt. After the occurrence and during the continuance of any Event of Default (as such term is defined in the Credit Agreement), and except as provided below in Section 3, no Debtor shall pay, and no Subordinated Debt Holder shall be entitled to receive or demand (and each Subordinated Debt Holder hereby agrees not to receive or demand), any amount in respect of the principal and interest of any Subordinated Debt until the outstanding Senior Debt then due shall have been paid in full in cash and the Credit Agreement shall have terminated. The prohibition against any Subordinated Debt Holder receiving any payment from any Debtor in respect of the Subordinated Debt set forth in this Section 2 shall occur immediately and automatically upon the occurrence of any Event of Default, without requirement of (a) any notice by Agent or any other Lender to any Debtor or any Subordinated Debt Holder or (b) any actual knowledge of the occurrence of any Event of Default by any Debtor, any Subordinated Debt Holder, Agent or any other Lender. Any amount paid to a Subordinated Debt Holder in connection with the Subordinated Debt in contravention of the provisions of this Section 2 shall be held by such Subordinated Debt Holder in trust for the holder or holders of the Senior Debt and, as soon as practicable following receipt thereof by such Subordinated Debt Holder, shall be remitted to the holder or holders of the Senior Debt for application to the Senior Debt. Each Subordinated Debt Holder shall not, and each Subordinated Debt Holder hereby agrees not to, commence any action or proceeding against any Debtor to recover all or any part of the Subordinated Debt or commence or join with any creditor (other than the holder of the Senior Debt) in bringing any proceedings against any Debtor under any liquidation, dissolution, winding up of any such Debtor and/or its assets, conservatorship, bankruptcy, reorganization, rearrangement, debtor's relief, or other insolvency law now or hereafter existing, unless and until the Senior Debt shall be indefeasibly paid in full and the Credit Agreement shall have terminated. The provisions of this Section 2 are, and are intended to be, solely for the purpose of defining the relative rights of Debtors, Subordinated Debt Holders and the holder or holders of the Senior Debt. The subordination as to payment and standstill as to remedies provided for in this Section 2 is not intended and shall not be construed to impair, as among any Debtor, any such Debtor's creditors (other than the holder or holders of the Senior Debt and Subordinated Debt Holder) (i) the absolute and unconditional obligation of such Debtor to make payments due in connection with the Subordinated Debt or (ii) the rights and remedies available to a Subordinated Debt Holder in connection with the Subordinated Debt, under applicable law, and under any other agreement between such Subordinated Debt Holder and any such Debtor.

3. Bankruptcy of Maker. In the event of (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding relating to any Debtor, (ii) any liquidation, dissolution or other winding up of any Debtor and/or its assets, by operation of law or otherwise, or (iii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Debtor, then the holder or holders of the Senior Debt shall be entitled to receive payment in full in cash of all amounts due or to become due on or in respect of all Senior Debt, or provision shall be made for such payment in cash, before any Subordinated Debt Holder shall be entitled to receive any payment on account of any portion of the Subordinated Debt. Any such payment or distribution in any such proceeding, whether in cash, securities or other property which would, but for the provisions hereof, be payable or deliverable in respect of the Subordinated Debt, shall be paid or delivered directly to Agent or its representatives, until amounts owing upon the Senior Debt shall have been paid in full in cash and the Credit Agreement irrevocably terminated.


                                       2
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Executed and delivered this 15th day of October, 2002.

                              GOLFSMITH INTERNATIONAL, L.P.
                              By Golfsmith GP, L.L.C., as General Partner
                              By Golfsmith Holdings, L.P., as Sole Member
                              By Golfsmith GP Holdings, Inc., as General Partner


                              By         /s/     NOEL E. WILENS
                                 ---------------------------------------
                                 Noel E. Wilens
                                 Vice President


                              GOLFSMITH NU, L.L.C.
                              By Golfsmith Holdings, L.P., as Sole Member
                              By Golfsmith GP Holdings, Inc., as General Partner


                              By         /s/     NOEL E. WILENS
                                 ---------------------------------------
                                 Noel E. Wilens
                                 Vice President


                              GOLFSMITH USA, L.L.C.


                              By Golfsmith Holdings, L.P., as Sole Member
                              By Golfsmith GP Holdings, Inc., as General Partner


                              By         /s/     NOEL E. WILENS
                                 ---------------------------------------
                                 Noel E. Wilens
                                 Vice President


                              GOLFSMITH INTERNATIONAL, INC.


                              By         /s/     NOEL E. WILENS
                                 ---------------------------------------
                                 Noel E. Wilens
                                 Vice President


                              GOLFSMITH INTERNATIONAL HOLDINGS, INC.


                              By         /s/     NOEL E. WILENS
                                 ---------------------------------------
                                 Noel E. Wilens
                                 Vice President


             SIGNATURE PAGE TO INTERCOMPANY SUBORDINATION AGREEMENT
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                              GOLFSMITH GP HOLDINGS, INC.


                              By         /s/     NOEL E. WILENS
                                 ---------------------------------------
                                 Noel E. Wilens
                                 Vice President


                              GOLFSMITH HOLDINGS, L.P.
                              By Golfsmith GP Holdings, Inc., as General Partner


                              By         /s/     NOEL E. WILENS
                                 ---------------------------------------
                                 Noel E. Wilens
                                 Vice President


                              GOLFSMITH GP, L.L.C.
                              By Golfsmith Holdings, L.P., as Sole Member
                              By Golfsmith GP Holdings, Inc., as General Partner


                              By         /s/     NOEL E. WILENS
                                 ---------------------------------------
                                 Noel E. Wilens
                                 Vice President


                              GOLFSMITH DELAWARE, L.L.C.
                              By Golfsmith Holdings, L.P., as Sole Member
                              By Golfsmith GP Holdings, Inc., as General Partner


                              By         /s/     NOEL E. WILENS
                                 ---------------------------------------
                                 Noel E. Wilens
                                 Vice President


                              GOLFSMITH CANADA, L.L.C.
                              By Golfsmith Holdings, L.P., as Sole Member
                              By Golfsmith GP Holdings, Inc., as General Partner


                              By         /s/     NOEL E. WILENS
                                 ---------------------------------------
                                 Noel E. Wilens
                                 Vice President


             SIGNATURE PAGE TO INTERCOMPANY SUBORDINATION AGREEMENT
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                              GOLFSMITH EUROPE, L.L.C.
                              By Golfsmith Holdings, L.P., as Sole Member
                              By Golfsmith GP Holdings, Inc., as General Partner


                              By         /s/     NOEL E. WILENS
                                 ---------------------------------------
                                 Noel E. Wilens
                                 Vice President


                              GOLFSMITH LICENSING, L.L.C.
                              By Golfsmith Holdings, L.P., as Sole Member
                              By Golfsmith GP Holdings, Inc., as General Partner


                              By         /s/     NOEL E. WILENS
                                 ---------------------------------------
                                 Noel E. Wilens
                                 Vice President


                              GENERAL ELECTRIC CAPITAL
                              CORPORATION,
                              AS AGENT


                              By       /s/    LAURENT PARIS
                                 ---------------------------------------
                              Name:  Laurent Paris
                                   -------------------------------------
                                     its Duly Authorized Signature


             SIGNATURE PAGE TO INTERCOMPANY SUBORDINATION AGREEMENT